EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2008, relating to the financial statements and financial statement schedules of Enstar Group Limited, and the effectiveness of Enstar Group Limited’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Enstar Group Limited for the year ended December 31, 2007.
/s/ Deloitte & Touche
Hamilton, Bermuda
March 4, 2008